SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                        _____________

                          FORM 8-K
                       CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934
                        _____________


      Date of Report (Date of earliest event reported):
                      FEBRUARY 8, 1996


                       L.A. GEAR, INC.
   (Exact name of registrant as specified in its charter)


                         CALIFORNIA
       (State or other jurisdiction of incorporation)


                           1-10157
                  (Commission File Number)


                         95-3375118
              (IRS Employer Identification No.)


2850 OCEAN PARK BOULEVARD, SANTA MONICA, CALIFORNIA  90405
(Address of principal executive offices)          (Zip Code)


     Registrant's telephone number, including area code:
                       (310) 452-4327

                       NOT APPLICABLE
    (Former name or former address, if changed since last
                           report)

============================================================

          THIS REPORT INCLUDES A TOTAL OF 9 PAGES.
            THE EXHIBIT INDEX APPEARS ON PAGE 4.

Item 5.   Other Events.

     On February 8, 1996, L.A. Gear California, Inc.
("Borrower"), a wholly-owned subsidiary of L.A. Gear, Inc.
(the "Company"), entered into the Sixth Amendment to Loan and Security Agreement effective as of November 30, 1995
(the "Sixth Amendment") to the Loan and Security Agreement, dated as of November 22, 1993, by and between Borrower and BankAmerica Business Credit, Inc. ("Lender"), as amended to date (the "Loan Agreement"), pursuant to which Lender provides to Borower a revolving line of credit facility for loans and letters of credit in an aggregate amount not to exceed $75 million.

     The Sixth Amendment amends the Loan Agreement to, among other things (a) reduce the minimum Adjusted Tangible Net Worth test under the Loan Agreement; (b) eliminate the monthly test of Adjusted Net Earnings from Operations; and
(c) adjust the formula for determining borrowing availability under the credit line.

     The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the full text of the Sixth Amendment, filed as Exhibit 99.10 hereto and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired.
               Not applicable.

          (b)  Pro Forma Financial Information.
               Not applicable.

          (c)  Exhibits.

          99.10 Sixth Amendment to Loan and Security
                Agreement dated as of November 30, 1995, by and between L.A. Gear California, Inc. and
                BankAmerica Business Credit, Inc.

                         SIGNATURES

          Pursuant to the requirements of the Securities
Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              L.A. GEAR, INC.



Dated:  February 9, 1996      By:   /s/ William L. Benford
                                   ------------------------
                                   William L. Benford
                                   President and Chief Operating Officer

                        EXHIBIT INDEX

Exhibit                                             Page
  No.                    Document                    No.
--------                 ---------                  -----

 99.10    Sixth Amendment to Loan and Security
          Agreement dated as of November 30, 1996
          by and between L.A. Gear California,
          Inc. and BankAmerica Business Credit,
          Inc.                                        5